AMENDMENT NO. 14 TO
PARTICIPATION AGREEMENT
AMONG
WRL SERIES FUND, INC.,
PFL LIFE INSURANCE COMPANY,
AUSA LIFE INSURANCE COMPANY, INC.,
PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

Amendment No. 14 to the Participation Agreement among WRL Series Fund, Inc.,
(the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc.
(" AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica
Occidental Life Insurance Company ("Transamerica") dated July 1, 1992, as amended
("Participation Agreement").

WHEREAS, PFL has established the PFL Life Variable Annuity Account E, a separate account for purposes of selling a variable annuity product funded by WRL Series
Fund, Inc.

WHEREAS, PFL will offer the Privilege Select Variable Annuity.

NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, PFL Life Variable Annuity Account E, and its Privilege Select Variable Annuity,
is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of July 1,
2000.

PFL LIFE INSURANCE COMPANY                                                                                                WRL SERIES FUND, INC.
By its authorized officer                                                                                                                     By its authorized officer

By: /s/Larry N. Norman                                                                                                                      By: /s/John K. Carter
Larry N. Norman                                                                                                                                  John K. Carter
Title: President                                                                                                                                     Vice President, Secretary
                                and Counsel

Amendment No. 14
ParticipationAgreement

AUSA LIFE INSURANCE                                                                                                                     PEOPLES BENEFIT LIFE
COMPANY, INC.                                                                                                                                    INSURANCE COMPANY
By its authorized officer                                                                                                                         By its authorized officer

By: /s/William Busler                                              By: /s/Larry N. Norman
William L. Busler                                                                                                                                      Larry N. Norman
Title: Vice President                                                                                                                                 Title: Vice president

TRANSAMERICA OCCIDENTAL LIFE
INSURANCE COMPANY
By its authorized officer

By: /s/Thomas E. Pierpan
Thomas E. Pierpan
Title: Vice President

AMENDED SCHEDULE A
Effective July 1, 2000
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:             PFL Endeavor Variable Annuity Account
PFL Endeavor Platinum Variable Annuity Account
AUSA Endeavor Variable Annuity Account
Mutual Fund Account
PFL Life Variable Annuity Account A
PFL Life Variable Annuity Account C
PFL Life Variable Annuity Account D
PFL Retirement Builder Variable Annuity Account
AUSA Life Insurance Company, Inc. Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
AUSA Series Life Account
Transamerica Occidental Life Separate Account VUL-3
PFL Life Variable Annuity Account E

Policies:                 PFL Endeavor Variable Annuity
PFL Endeavor Platinum Variable Annuity
AUSA Endeavor Variable Annuity
Atlas Portfolio Builder Variable Annuity
Extra Variable Annuity
Access Variable Annuity
Retirement Income Builder II Variable Annuity
AUSA & Peoples- Advisor's Edge Variable Annuity
Peoples - Advisor's Edge Select Variable Annuity
Legacy Builder II
Legacy Builder Plus
AUSA Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity (offering date to be determined)

Portfolios:              WRL Series Fund, Inc.
WRL Janus Growth
WRL AEGON Bond
WRL. J.P. Morgan Money Market
WRL Janus Global
WRL LKCM Strategic Total Return
WRL VKAM Emerging Growth
WRL Alger Aggressive Growth

AMENDED SCHEDULE A (continued)

WRL Series Fund, Inc.
WRL AEGON Balanced
WRL Federated Growth & Income
WRL C.A.S.E. Growth
WRL NWQ Value Equity
WRL GE International Equity
WRL GE U.S. Equity
WRL J.P. Morgan Real Estate Securities
WRL T. Rowe Price Dividend Growth
WRL T. Rowe Price Small Cap
WRL Goldman Sachs Growth
WRL Goldman Sachs Small Cap
WRL Pilgrim Baxter Mid Cap Growth
WRL Salomon All Cap
WRL Dreyfus Mid Cap
WRL Third Avenue Value
WRL Dean Asset Allocation
WRL Great Companies - America sm
WRL Great Companies- Technology sm
WRL Value Line Aggressive Growth